SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                               FORM 8-K


         Current Report Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  June 7, 2000

                            CLICKACTION INC.
        (Exact name of Registrant as specified in its charter)


DELAWARE                         000-26008             77-0195362
(State or other jurisdiction    (Commission          (I.R.S. Employer
 ofincorporation or              File Number)       Identification No.)
 organization)




                       2197 E. Bayshore Road
                   Palo Alto, California  94303
          (Address of principal executive offices) (Zip code)


                          (650) 473-3600
         (Registrant's telephone number, including area code)


                               N/A
          (Former name or former address, if changed since last report)


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Item 5.	Other Events

On June 29, 2000, ClickAction Inc., a Delaware corporation, issued a press release announcing that it had received $8.8 million in equity investments, and a signed commitment for an additional $1.2 million scheduled to fund next week, at an average price of $14.07 per share. The press release has been filed as an exhibit to this Report on Form 8-K, attached hereto as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits.

   (c)	99.1	Press Release issued on June 29, 2000 by ClickAction Inc.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         	                     CLICKACTION INC.



Date:  June 29, 2000		                       By:/s/Sharon S. Chiu
                                             ---------------------
                                            	Sharon S. Chiu
                                            	Chief Financial Officer


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                        INDEX TO EXHIBITS

Exhibit
Number    Description
------    --------------
99.1	     Press Release issued on June 29, 2000 by ClickAction Inc.

Corporate Contact
Dawn Scardina
ClickAction Inc.
650.463.3948
dawns@clickaction.com


FOR IMMEDIATE RELEASE
June 29, 2000


CLICKACTION RECEIVES $8.8 MILLION AND COMMITMENT FOR ADDITIONAL $1.2 MILLION IN EQUITY INVESTMENTS IN 'AT MARKET' DEAL WITH 10% WARRANT COVERAGE

Management Expects That Cash Now On Hand Will Take Company To Profitability

PALO ALTO, Calif. (June 29, 2000) - ClickAction(tm) Inc. (Nasdaq: CLAC), a leader in permission-based email marketing services, announced today that the Company recently received $8.8 million in equity investments, and a signed commitment for an additional $1.2 million scheduled to fund next week, at an average price of $14.07 per share. Investors in the private placement will receive 716,646 shares of ClickAction common stock and the right to buy an aggregate of 71,666 additional shares of the common stock over the next three years at an average price of $14.07 per share. The private placement was initiated during the past four weeks. A registration statement relating to these securities is expected to be filed with the Securities and Exchange Commission within 90 days.

"Our email marketing division has grown significantly during the second quarter, and with over 200 clients and major partnerships with other technology leaders like BroadVision and BEA Systems, we are moving quickly toward our goal of recognized industry leadership," said Gregory Slayton, president and CEO at ClickAction. "We are honored that some of the finest high tech hedge fund investors in the United States participated in this private placement. We expect that the cash we now have on hand will allow us as a company to reach profitability even as we pursue a very aggressive growth strategy."

"ClickAction represents a compelling investment opportunity because it is fast emerging as the leader in the exploding email marketing industry," said Paul Zweng, principal at Palo Alto Investors, one of ClickAction's equity partners and a participant in the private placement. "Email marketing is becoming the first choice for marketing on the Internet and ClickAction has the products, the technology, the partners and the management team to dominate this industry."

"Gregory and the ClickAction management team have produced two paradigm changes within this Company in the last two years - the MySoftware turnaround and the entry into Email Relationship Management - and the resulting shareholder returns have been excellent," said Richard Stewart, managing partner of the 21st Century Digital Industries Fund. "We believe further opportunities in the email and e-messaging markets lie ahead and hence the reason for our additional investment in this stock."

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About ClickAction

ClickAction Inc. (Nasdaq: CLAC) is a leading provider of eMarketing services that help businesses establish, retain and grow profitable, one-to-one customer relationships. ClickAction Email Relationship Management (ERM) is a comprehensive service that enables marketers to conduct targeted permission-based email campaigns, collect and profile customer data, and access real-time results in an entirely Web-hosted environment. The service easily integrates with legacy databases, advancing the real-time management of customer data across all channels. ClickAction has developed thousands of email campaigns for over 200 clients and partners including: Nabisco, AdForce/CMGI, Brooks Brothers, Sara Lee, Vicinity, Boise Cascade Office Products, and Dean and Deluca. ClickAction is a member of CAUCE, the Coalition Against Unsolicited Commercial Email, and works only with companies that are advocates of strict consumer privacy guidelines. For more information, visit www.clickaction.com.


# # #

                 Forward Looking Statements

To the extent that any of the statements contained herein relating to the Company are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks. Such uncertainties and risks include, but are not limited to, the development of new products and services, the enhancement of existing products and services, the dependence on principal customers and partners, competitive pricing pressures, product volume and mix, timing of orders received, introduction of competitive products and services having technological and/or pricing advantages, and overall dynamics of the industry and consolidation. For further information, refer to the risk factors included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, each as filed with the Securities and Exchange Commission.



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